UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K
                           Amendment No. 1

                            CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported) November 30, 2010

                        Razor Resources, Inc.
        (Exact name of registrant as specified in its charter)
                     Nevada                        000-51973
                        N/A
(State or other jurisdiction of     (Commission File Number)    (IRS
Employer
incorporation)
                      Identification No.)

       3001-1600 Glenarm Street, Denver CO     80202
        (Address of principal executive offices)  (Zip Code)



   Registrant's telephone number, including area code 303.506.1633

                                 N/A
    (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))




Explanatory Note:
This Amendment No. 1 to our Current Report on Form 8-K is being filed to include the Amended Agreement with Mayan Gold as Ex.99 A4 which was inadvertently not included previously in Form 8-K, filed with the Securities and Exchange Commission on November 30, 2010. The form has also been re-formatted in the correct Form 8-K format.




Item 1.01 Entry Into a Material Definitive Agreement

On November 29, 2010  Razor Resources Inc.  ("Razor
Resources Inc." or the "Company") announces that an agreement has been made between the Company, Compania Minera Cerros Del Sur S.A. ("Cerros"), and Mayan Gold, Inc. ("Mayan") to amend and improve their previous agreement regarding the ownership and operation by the Company of the Clavo Rico mine located in the Cholutecca region of Honduras. This agreement to amend the Stock Exchange Agreement dated February 9, 2010 was completed on November 26, 2010.


On February 9, 2010, Razor acquired 99% of Cerros, which owns the Clavo Rico mine, through a share exchange agreement with Mayan. In exchange for their interest in Cerros, Mayan received 35.5M shares of Razor Resources, Inc. with a valuation of $17.75M USD. In addition, payment obligations to Mayan totalling $2.0M USD, of which $570,000 has been paid by the Company earlier this year, were agreed upon. In total, the valuation of the Clavo Rico mine acquisition by the Company approximated $20M USD.


Razor, under the new agreement, has now committed to investing $2.0M USD over the course of the next six months. These funds will be utilized to upgrade and improve equipment, increase the geological team, commence an expanded drill program, and construct and install a heap leach pad. The Company is confident that these measures will lead to an immediate and significant increase in production that will allow the Company to build further shareholder value.

Forward-Looking Statements

This current report contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to, continuing production from the "Clavo Rico Mine," or the generation of positive cash flow as a result, updating of the corporate website or the availability of an independent geological report outlining the concessions, their production, and their potential.


Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with mineral exploration and difficulties associated with obtaining financing on acceptable terms. We are not in control of gold prices and these could vary to make development uneconomic. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our most recent annual report for our last fiscal year, our quarterly reports, and other periodic reports filed from time-to-time with the Securities and Exchange Commission.






 Item 9.01 Financial Statements and Exhibits

 99 A4     Other Agreements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAZOR RESOURCES INC.

/s/ Sam Nastat
Sam Nastat
President, Chief Executive Officer and Director
Date: November 30, 2010




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